As filed with the Securities and Exchange Commission on December 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sunoco LP 2018 Long-Term Incentive Plan

(Full title of the plan)

Thomas R. Miller

Sunoco GP LLC

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Debbie P. Yee

Kevin M. Richardson

811 Main Street, Suite 3700

Houston, Texas 77002

(713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common units representing limited partner interests to be issued under the Sunoco LP 2018 Long-Term Incentive Plan	10,000,000	$27.62	$276,200,000	$33,475.44

(1)

This registration statement registers an aggregate of 10,000,000 common units representing limited partner interests (the “Common Units”) of Sunoco LP that may be delivered with respect to awards under the Sunoco LP 2018 Long-Term Incentive Plan (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment or anti-dilution provisions of the Plan.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act. The price for the 10,000,000 Common Units being registered hereby is calculated on the basis of the average high and low sale prices of the Common Units as reported on the New York Stock Exchange on December 4, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Sunoco LP (the “Registrant”) will provide all participants in the Sunoco LP 2018 Long-Term Incentive Plan (the “Plan”) with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Commission, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(a)	The Registrant’s latest Annual Report on Form 10-K (File No. 001-35653);

(b)

All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above;

(c)

The Registrant’s Current Reports on Form 8-K filed with the Commission on Forms 8-K or 8-K/A filed on January 4, 2018, January 8, 2018, January 9, 2018, January 12, 2018, January 24, 2018, January 25, 2018, January 26, 2018, January 29, 2018, March 6, 2018, April 27, 2018, May 14, 2018, July 13, 2018, July 30, 2018, July 31, 2018, October 29, 2018, November 16, 2018, November 20, 2018 and November 27, 2018; and

(d)

The description of the Registrant’s Common Units contained in the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission on September 17, 2012, including any amendments or reports filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Under the Registrant’s partnership agreement, in most circumstances, it will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar liabilities:

•	the Registrant’s general partner;

•	any departing general partner;

•	any person who is or was an affiliate of the Registrant’s general partner or any departing general partner;

•

any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•

any person who is or was serving at the request of our general partner, any departing general partner, or any of their affiliates as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls the Registrant’s general partner or any departing general partner; and

•	any person designated by the Registrant’s general partner.

Any indemnification under these provisions will only be out of the assets of the Registrant.

The Registrant also has indemnification agreements with certain directors of the Registrant’s general partner, pursuant to which the Registrant has agreed to indemnify them against certain liabilities. Unless it otherwise agrees, the Registrant’s general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to the Registrant to enable the Registrant to effectuate, indemnification. The Registrant may purchase insurance against liabilities asserted against and expenses incurred by persons for the Registrant’s activities, regardless of whether the Registrant would have the power to indemnify the person against liabilities under the Registrant’s partnership agreement. Subject to any terms, conditions or restrictions set forth in the Registrant’s partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which such Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Limited Partnership of Sunoco LP, dated as of May 8, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2018)

4.2	First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated September 25, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on September 25, 2012)

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of Susser Petroleum Partners LP, dated October 27, 2014 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 28, 2014)

4.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated July 31, 2015 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 6, 2015)

4.5	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated January 1, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 5, 2016)

4.6	Amendment No. 4 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated June 6, 2016 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 8, 2016)

4.7	Amendment No. 5 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated March 30, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2017)

4.8	Amendment No. 6 to the First Amended and Restated Agreement of Limited Partnership of Sunoco LP, dated May 8, 2018 (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 10, 2018)

10.1	Sunoco LP 2018 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 20, 2018)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 7, 2018.

Sunoco LP

By: Sunoco GP LLC, its general partner

By:	/s/ Thomas R. Miller
Name: Thomas R. Miller
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas R. Miller and Joseph Kim, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, which are with Sunoco GP LLC, the general partner of Sunoco LP on December 7, 2018.

Signature	Title

/s/ Joseph Kim Joseph Kim	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas R. Miller Thomas R. Miller	Chief Financial Officer (Principal Financial Officer)

/s/ Camilla A. Harris Camilla A. Harris	Vice President and Controller (Principal Accounting Officer)

/s/ Matthew S. Ramsey Matthew S. Ramsey	Chairman of the Board

/s/ James W. Bryant James W. Bryant	Director

/s/ Christopher R. Curia Christopher R. Curia	Director

/s/ Thomas E. Long Thomas E. Long	Director

/s/ Imad K. Anbouba Imad K. Anbouba	Director

/s/ Oscar A. Alvarez Oscar A. Alvarez	Director